EXHIBIT 10.52
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                                   ASSIGNMENT
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         CDKNET.COM, INC. a Delaware Corporation, with offices at 250 West 57th
Street, New York, New York 10019 (hereinafter referred to as the "Assignor"), currently owns a five year option to purchase up to 3,500,000 shares of the common stock of ValueFlash.com, Inc. at the exercise price of $1.50 per share, expiring the 27th day of January, 2005.

         During the period from October 10, 2000 through the execution date of this assignment, Steven A. Horowitz, Chairman of the Board, Chief Executive Officer, Secretary and Chief Financial Officer of the Assignor ("Horowitz") and Dan Rock Limited Partnership, a New York Limited Partnership with offices at 370 Madison Avenue, Cedarhurst, New York ("Dan Roc"), have made loans to the Assignor and to ValueFlash.com, Inc. ("Vflash") , a majority owned subsidiary of the Assignor, in the aggregate principal amount of $450,000 and both Horowitz and Dan Roc contemplate making additional loans to the Assignor and/or Vflash (collectively the "Financing"). As an inducement to enter into the Financing, Assignor hereby (i) irrevocable assigns to Horowitz an option to purchase up to Eight Hundred Thousand (800,000) shares of common stock of ValueFlash.com, Inc., expiring January 27, 2005, at the exercise price of $1.50; and (ii) irrevocably assigns to Dan Roc an option to purchase up to Two Hundred Thousand (200,000) shares of common stock of ValueFlash.com, Inc., expiring January 27, 2005, at the exercise price of $1.50, effective as of the date below written (Horowitz and Dan Roc being individually referred to as an "Assignee" and collectively referred to as the "Assignees"). Assignor has good and valid title to the Options, is the absolute owner thereof, and has full right, legal capacity, and authority to execute this Assignment.

         Through this Assignment, Assignor intends to indefeasibly vest in the Assignees full
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legal and equitable title to their respective options, including, but not limited to, the immediate right to their use and enjoyment. From the date hereof, the Assignees shall exercise all rights of any nature whatsoever heretofore owned by Assignor with respect to their respective options.

         Assignor distinctly understand and it is Assignor's intention and purpose that this Assignment is irrevocable.


Dated Effective: November 14, 2000



                                ASSIGNOR

                                CDKNET.COM, INC.


                                By: /s/ Steven A. Horowitz
                                    --------------------------
                                    Steven A. Horowitz, Chief Executive Officer




Sworn to before me this
day of                , 2000


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NOTARY PUBLIC